Proxy

       ANNUAL AND EXTRAORDINARY
  GENERAL MEETING OF SHAREHOLDERS OF
          ATNA RESOURCES LTD.
 TO BE HELD AT THE Terminal City Club,
 837 West Hastings Street, Vancouver,
                 B.C.
 ON Tuesday, May 20, 2003, AT 10:00 AM

The   undersigned  member  ("Registered
Shareholder")  of  the  Company  hereby
appoints, David H. Watkins, a  Director
of the Company, or failing this person,
William J. Coulter, a Director  of  the
Company,  or  in  the  place   of   the
foregoing, ____________________________
(print  the  name), as proxyholder  for
and   on   behalf  of  the   Registered
Shareholder   with   the    power    of
substitution  to attend, act  and  vote
for  and  on  behalf of the  Registered
Shareholder  in respect of all  matters
that  may  properly  come  before   the
aforesaid  meeting  of  the  Registered
Shareholders   of  the   Company   (the
"Meeting")  and  at  every  adjournment
thereof,  to the same extent  and  with
the  same  powers as if the undersigned
Registered Shareholder were present  at
the  said  Meeting, or any  adjournment
thereof.

The   Registered   Shareholder   hereby
directs  the  proxyholder to  vote  the
securities  of the Company recorded  in
the  name of the Registered Shareholder
as specified herein.

The  undersigned Registered Shareholder
hereby  revokes  any  proxy  previously
given  to  attend  and  vote  at   said
Meeting.

REGISTERED    HOLDER    PRINT     HERE:

_____________________________________

REGISTERED     HOLDER    SIGN     HERE:

_____________________________________


DATE SIGNED: _________________________

Resolutions (For full details of
each item, please see the enclosed
Notice of Meeting and Information
Circular)
                                          For   Against  Withhold
 1.  Appointment of De Visser Gray as
auditors of the Company                           N/A

 2.  To authorize the Directors to fix
the Auditor's remuneration                                 N/A

 3.  Acquisition of Major Assets from
Insider and Change of Effective Control                    N/A

 4.  To determine the number of
Directors at six                                           N/A

 5.  To elect as Director until 2006,
Glen D. Dickson                                   N/A

 6.  To elect as Director until 2006,
Wilson J. Barbour                                 N/A

 7.  Amendments to incentive stock
option plan,                                               N/A

 8.  Advance Member Approval for the
issuance of a number of shares by
private placement that exceeds 25% of
the Company's issued and outstanding
share capital                                              N/A

9.   Termination of employment
contract                                                   N/A

10.    Alteration of share capital and
creation of preferred shares                               N/A



THIS PROXY MUST BE SIGNED AND DATED.

SEE IMPORTANT INSTRUCTIONS ON REVERSE.



INSTRUCTIONS FOR COMPLETION OF PROXY

1.This Proxy is solicited by the Management of the Company.

2.This form of proxy ("Instrument of Proxy") must be signed by you, the Registered Shareholder, or by your attorney duly authorized by you in writing, or, in the case of a corporation, by a duly authorized officer or representative of the corporation; and if executed by an attorney, officer, or other duly appointed representative, the original or a notarial copy of the instrument so empowering such person, or such other documentation in support as shall be acceptable to the Chairman of the Meeting, must accompany the Instrument of Proxy.

3.If this Instrument of Proxy is not dated in the space provided, authority is hereby given by you, the Registered Shareholder, for the proxyholder to date this proxy seven (7) calendar days after the date on which it was mailed to you, the Registered Shareholder, by Pacific Corporate Trust Company.

4.A Registered Shareholder who wishes to attend the Meeting and vote on the resolutions in person, may simply register with the scrutineers before the Meeting begins.

5.A Registered Shareholder who is not able to attend the Meeting in person but wishes to vote on the resolutions, may do the following:

  (a) appoint one of the management proxyholders named on the Instrument of Proxy, by leaving the wording appointing a nominee as is (i.e. do not strike out the management proxyholders shown and do not complete the blank space provided for the appointment of an alternate proxyholder). Where no choice is specified by a Registered Shareholder with respect to a resolution set out in the Instrument of Proxy, a management appointee acting as a proxyholder will vote the resolution as if the Registered Shareholder had specified an affirmative vote;

  OR

  (b) appoint another proxyholder, who need not be a Registered Shareholder of the Company, to vote according to the Registered Shareholder's instructions, by striking out the management proxyholder names shown and inserting the name of the person you wish to represent you at the meeting in the space provided for an alternate proxyholder. If no choice is specified, the proxyholder has discretionary authority to vote as the proxyholder sees fit.

6.The securities represented by this Instrument of Proxy will be voted or withheld from voting in accordance with the instructions of the Registered Shareholder on any poll of a resolution that may be called for and, if the Registered Shareholder specifies a choice with respect to any matter to be acted upon, the securities will be voted accordingly. Further, if so authorized by this Instrument of Proxy, the securities will be voted by the appointed proxyholder with respect to any amendments or variations of any of the resolutions set out on the Instrument of Proxy or matters which may properly come before the Meeting as the proxyholder in its sole discretion sees fit.

7.If a Registered Shareholder has submitted an Instrument of Proxy, the Registered Shareholder may still attend the Meeting and may vote in person. To do so, the Registered Shareholder must record his/her attendance with the scrutineers before the commencement of the Meeting and revoke, in writing, the prior votes.

To be represented at the Meeting, voting instructions must be DEPOSITED at the office of PACIFIC CORPORATE TRUST COMPANY no later than forty eight ("48") hours (excluding Saturdays, Sundays and holidays) prior to the time of the Meeting, or adjournment thereof.

The mailing address of Pacific Corporate Trust Company is 10th Floor, 625 Howe Street, Vancouver, British Columbia, V6C 3B8, and its fax number is (604) 689-8144.
Telephone voting can be completed at 1-888-Tel-Vote (1-888-835-8683) and Internet voting at http://www.stocktronics.com/webvote